Exhibit 99.1
Delek US Holdings Reports Fourth Quarter 2022 Results and Raises Quarterly Regular Dividend by $0.01 to $0.22 per share

Fourth Quarter

•Net loss of $118.7 million for fourth quarter or $1.73 per share
•Adjusted net income of $60.8 million or $0.88 per share, and Adjusted EBITDA of $220.9 million
•Returned $104.1 million to shareholders through dividends and share repurchases
•Refining impacted by unplanned downtime
•Record contributions from Logistics business
•Initiated sum of the parts valuation unlock initiative
•Launched cost reduction and process improvement efforts

Full-Year 2022

•Delivered $257.1 million of net income and $1,185.8 million of Adjusted EBITDA
•Returned $236.4 million to shareholders through dividends and share repurchases, $172.4 million in the second half of 2022
•Capital spending of $343.1 million, with $152.4 million for growth and $190.7 million for sustaining/regulatory
•Achieved crude utilization rate of 93 percent in Refining
•Grew Logistics business through Delek Permian Gathering and acquisition of 3 Bear

BRENTWOOD, Tenn.-- February 28, 2023 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its fourth quarter ended December 31, 2022.
"2022 was a record year for Delek US. Market conditions were strong for refining and midstream, and we were well positioned to capture opportunities throughout the year," said Avigal Soreq, President and Chief Executive Officer of Delek US. "Refining's crude utilization rate was 93 percent for 2022. This includes unplanned downtime at the Big Spring Refinery during the fourth quarter of 2022. Our Logistics segment ran extremely well all year, its record EBITDA reflects this, as well as the successful integration of the 3 Bear assets."

"During 2022, we returned to shareholder friendly pre-pandemic practices. We returned $236 million through share repurchases and dividends for the year. To improve our cost structure, we launched a cost reduction and process improvement effort. We expect $30 million to $40 million of lower costs in 2023, and $90 million to $100 million on an annual run rate basis once complete. And finally, we are focused on our sum of the parts strategic initiative. Currently, we are evaluating various options and opportunities around logistics and retail, we look forward to unlocking value for our stakeholders," Mr. Soreq continued.

"Looking ahead, the refining cracks remain elevated. We believe we are well positioned to capture opportunities in the market, given the successful turnaround at the Tyler Refinery, and no significant planned downtime scheduled until late 2024. With this, the board was very supportive and approved an additional 5 percent increase to the quarterly regular dividend, raising it to 22 cents per share," Mr. Soreq concluded.

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Delek US Holdings Results

	Three Months Ended December 31,		Year Ended December 31,
($ in millions, except per share data)	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
Net income (loss) attributable to Delek	$(118.7)	$(13.4)	$257.1	$(128.3)
Diluted income (loss) per share	$(1.73)	$(0.18)	$3.59	$(1.73)
Adjusted net income (loss)	$60.8	$(63.2)	$525.6	$(294.0)
Adjusted net income (loss) per share	$0.88	$(0.86)	$7.33	$(3.95)
Adjusted EBITDA	$220.9	$32.8	$1,185.8	$37.7
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

Refining Segment
The refining segment Adjusted EBITDA was $182.0 million in the fourth quarter 2022 compared with a loss of $(3.3) million in the same quarter last year. The increase over 2021, is primarily due to higher refining crack spreads. During the fourth quarter 2022, Delek US's benchmark crack spreads were up an average of 76.0% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the fourth quarter 2022 was $90.6 million compared with $68.1 million in the prior year quarter. The increase over last year's fourth quarter was driven by strong contributions from the Delek Permian Gathering system and the acquisition of 3 Bear Delaware Holding - NM, LLC ("3 Bear") on June 1, 2022.
Retail Segment
For the fourth quarter 2022, Adjusted EBITDA was $7.8 million compared with $10.0 million in the prior-year period for the retail segment. The decrease was primarily driven by reduced volumes and lower average margins during the fourth quarter in 2022 compared with the fourth quarter of 2021.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(59.5) million in the fourth quarter 2022 compared to a loss of $(42.0) million in the prior-year period. The higher losses are driven by general and administrative costs, primarily related to benefit related expenses.
Shareholder Distributions
During the fourth quarter 2022, Delek US repurchased approximately 2.8 million shares of Delek US common stock for approximately $89.6 million, with an average price of $31.70 per share. In addition, in the fourth quarter, the Board of Directors increased the quarterly regular dividend by $0.01 per share to $0.21 per share. On February 27, 2022, the Board of Directors approved an additional $0.01 per share increase in the quarterly regular dividend to $0.22 per share that will be paid on March 17, 2023 to shareholders of record on March 10, 2023.
Liquidity
As of December 31, 2022, Delek US had a cash balance of $841.3 million and total consolidated long-term debt of $3,053.7 million, resulting in Net debt of $2.21 billion. As of December 31, 2022, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $8.0 million of cash and $1,661.6 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $833.3 million in cash and $1,392.1 million of long-term debt, or a $558.8 million net debt position.
Fourth Quarter 2022 Results | Conference Call Information
Delek US will hold a conference call to discuss its fourth quarter 2022 results on Tuesday, February 28, 2023 at 2:00 p.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) fourth quarter 2022 earnings conference call that will be held on Tuesday, February 28, 2022 at 3:30 p.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

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About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 249 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its affiliates owned approximately 78.8% (including the general partner interest) of Delek Logistics Partners, LP at December 31, 2022.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the 3 Bear Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the 3 Bear business following the recent acquisition; risks and uncertainties related to the Covid-19 pandemic; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss, and non-cash changes in fair value of the S&O obligation associated with hedging activities;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, RFS renewable volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Refining Segment Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	December 31, 2022	December 31, 2021 As Adjusted (1)
ASSETS
Current assets:
Cash and cash equivalents	$841.3	$856.5
Accounts receivable, net	1,234.4	776.6
Inventories, net of inventory valuation reserves	1,518.5	1,260.7
Other current assets	122.7	126.0
Total current assets	3,716.9	3,019.8
Property, plant and equipment:
Property, plant and equipment	4,349.0	3,645.4
Less: accumulated depreciation	(1,572.6)	(1,338.1)
Property, plant and equipment, net	2,776.4	2,307.3
Operating lease right-of-use assets	179.5	208.5
Goodwill	744.3	729.7
Other intangibles, net	315.6	102.7
Equity method investments	359.7	344.1
Other non-current assets	100.4	100.5
Total assets	$8,192.8	$6,812.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,745.6	$1,695.3
Current portion of long-term debt	74.5	92.2
Current portion of obligation under Inventory Intermediation Agreements	49.9	487.5
Current portion of operating lease liabilities	49.6	53.9
Accrued expenses and other current liabilities	1,166.8	797.8
Total current liabilities	3,086.4	3,126.7
Non-current liabilities:
Long-term debt, net of current portion	2,979.2	2,125.8
Obligation under Inventory Intermediation Agreements	491.8	—
Environmental liabilities, net of current portion	111.5	109.5
Asset retirement obligations	41.8	38.3
Deferred tax liabilities	266.5	214.5
Operating lease liabilities, net of current portion	122.4	152.0
Other non-current liabilities	23.7	31.8
Total non-current liabilities	4,036.9	2,671.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 84,509,517 shares and 91,772,080 shares issued at December 31, 2022 and December 31, 2021, respectively	0.9	0.9
Additional paid-in capital	1,134.1	1,206.5
Accumulated other comprehensive loss	(5.2)	(3.8)
Treasury stock, 17,575,527 shares, at cost, as of December 31, 2022 and December 31, 2021	(694.1)	(694.1)
Retained earnings	507.9	384.7
Non-controlling interests in subsidiaries	125.9	119.8
Total stockholders’ equity	1,069.5	1,014.0
Total liabilities and stockholders’ equity	$8,192.8	$6,812.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1) (2)
Net revenues	$4,479.2	$3,108.0	$20,245.8	$10,648.2
Cost of sales:
Cost of materials and other	4,204.5	2,832.5	18,355.6	9,643.9
Operating expenses (excluding depreciation and amortization presented below)	175.6	138.9	701.8	502.0
Depreciation and amortization	71.8	61.2	263.8	239.6
Total cost of sales	4,451.9	3,032.6	19,321.2	10,385.5
Insurance proceeds	(3.9)	(18.9)	(31.2)	(23.3)
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	17.2	23.5	106.8	110.4
General and administrative expenses	106.8	65.0	348.8	212.6
Depreciation and amortization	6.0	7.8	23.2	25.0
Other operating income, net	4.7	(27.0)	(12.5)	(27.3)
Total operating costs and expenses	4,582.7	3,083.0	19,756.3	10,682.9
Operating income (loss)	(103.5)	25.0	489.5	(34.7)
Interest expense, net	62.6	36.7	195.3	136.7
Income from equity method investments	(13.3)	(3.8)	(57.7)	(18.3)
Other income, net	0.5	0.2	(2.5)	(15.8)
Total non-operating expense, net	49.8	33.1	135.1	102.6
Income (loss) before income tax expense (benefit)	(153.3)	(8.1)	354.4	(137.3)
Income tax expense (benefit)	(43.6)	(3.0)	63.9	(42.0)
Net income (loss)	(109.7)	(5.1)	290.5	(95.3)
Net income attributed to non-controlling interests	9.0	8.3	33.4	33.0
Net income (loss) attributable to Delek	$(118.7)	$(13.4)	$257.1	$(128.3)
Basic income (loss) per share	$(1.73)	$(0.18)	$3.63	$(1.73)
Diluted income (loss) per share	$(1.73)	$(0.18)	$3.59	$(1.73)
Weighted average common shares outstanding:
Basic	68,697,820	74,141,908	70,789,458	73,984,104
Diluted	68,697,820	74,141,908	71,516,361	73,984,104
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $16.8 million for the year ended December 31, 2021.

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(290.8)	$161.2	$425.3	$371.4
Cash flows from investing activities:
Net cash used in investing activities	(111.7)	(35.2)	(931.6)	(178.4)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	90.0	(100.1)	491.1	(124.0)
Net (decrease) increase in cash and cash equivalents	(312.5)	25.9	(15.2)	69.0
Cash and cash equivalents at the beginning of the period	1,153.8	830.6	856.5	787.5
Cash and cash equivalents at the end of the period	$841.3	$856.5	$841.3	$856.5
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Significant Transactions During the Quarter Impacting Results:
Insurance Recoveries
During the fourth quarter 2022, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, which unfavorably impacted our results during the first two quarters of 2021. For the three months ended December 31, 2022, we have recognized an additional $5.2 million ($4.0 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income. We have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Segment Reporting
During the fourth quarter 2022, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change primarily represents reporting the operating results of wholesale crude operations within the refining segment. Prior to this change, wholesale crude operations were reported as part of corporate, other and eliminations. Through September 30, 2022, the CODM believed that contribution margin was a meaningful measure of performance, and it was used by CODM to analyze the Company and stand-alone operating segment performance. During the fourth quarter 2022, the CODM determined that EBITDA is the key performance measure for planning and forecasting purposes and discontinued the use of contribution margin as a measure of performance. While these reporting changes did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.
Inventory Intermediation Agreement
On December 22, 2022, Delek US entered into an inventory intermediation agreement (the “Inventory Intermediation Agreement”) with Citigroup Energy Inc. (“Citi”). Pursuant to the Inventory Intermediation Agreement, Citi will (i) purchase from and sell to Delek US crude oil and other petroleum feedstocks in connection with processing operations at certain refineries, (ii) purchase from and sell to Delek US all refined products produced by such refineries other than certain excluded products and (iii) in connection with such purchases and sales, Delek US will enter into certain market risk hedges in each case, on the terms and subject to the conditions set forth therein.
On December 27, 2022, in connection with entry into the Inventory Intermediation Agreement, Delek US and J. Aron & Company LLC (“J. Aron”) agreed to terminate the existing supply and offtake agreements, with each such termination effective as of December 30, 2022.
Restructuring Costs
In November 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the three months ended December 31, 2022, we recorded restructuring costs totaling $12.5 million ($9.5 million after-tax) associated with our business transformation. These costs are recorded in general and administrative expenses in our consolidated statements of income and are reported in our Corporate segment.

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Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
	(Unaudited)		(Unaudited)
Reported net income (loss) attributable to Delek	$(118.7)	$(13.4)	$257.1	$(128.3)
Adjusting items (2)
Inventory LCM valuation (benefit) loss	(17.2)	8.2	1.9	8.5
Tax effect	3.9	(1.9)	(0.4)	(2.0)
Inventory LCM valuation (benefit) loss, net	(13.3)	6.3	1.5	6.5
Other inventory impact	193.6	(61.6)	331.1	(218.1)
Tax effect	(44.2)	14.4	(75.7)	50.8
Other inventory impact, net (3)	149.4	(47.2)	255.4	(167.3)
Business interruption insurance recoveries	(5.2)	(9.9)	(31.1)	(9.9)
Tax effect	1.2	2.2	7.0	2.2
Business interruption insurance recoveries, net (3)	(4.0)	(7.7)	(24.1)	(7.7)
Total El Dorado refinery fire net losses, net of related recoveries	—	4.0	—	7.8
Tax effect	—	(1.0)	—	(1.9)
El Dorado refinery fire losses, net of related recoveries, net	—	3.0	—	5.9
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	50.1	(5.5)	24.1	6.7
Tax effect	(12.2)	1.3	(5.9)	(1.6)
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	37.9	(4.2)	18.2	5.1
Non-cash change in fair value of Supply and Offtake ("S&O") Obligation associated with hedging activities	—	—	—	(6.9)
Tax effect	—	—	—	1.5
Non-cash change in fair value of S&O Obligation associated with hedging activities, net	—	—	—	(5.4)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	6.5
Tax effect	—	—	—	(1.6)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action, net	—	—	—	4.9
In-substance indemnification recoveries from WTW Contract Termination in excess of amounts that have or will impact net income	—	—	—	(10.2)
Tax effect	—	—	—	2.5
Contract termination recoveries in excess of amounts that have or will impact net income	—	—	—	(7.7)
Transaction related expenses	—	—	10.6	—
Tax effect	—	—	(2.6)	—
Transaction related expenses, net (3)	—	—	8.0	—
Restructuring costs	12.5	—	12.5	—
Tax effect	(3.0)	—	(3.0)	—
Restructuring costs, net (3)	9.5	—	9.5	—
Total adjusting items (2)	179.5	(49.8)	268.5	(165.7)
Adjusted net income (loss)	$60.8	$(63.2)	$525.6	$(294.0)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

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Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended December 31,		Year Ended December 31,
$ per share (unaudited)	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
	(Unaudited)		(Unaudited)
Reported diluted income (loss) per share	$(1.73)	$(0.18)	$3.59	$(1.73)
Adjusting items, after tax (per share) (2) (3)
Net inventory LCM valuation (benefit) loss	(0.19)	0.08	0.02	0.09
Other inventory impact (4)	2.17	(0.64)	3.57	(2.26)
El Dorado refinery fire net losses, net of related recoveries	—	0.04	—	0.08
Business interruption insurance recoveries (4)	(0.06)	(0.10)	(0.34)	(0.10)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.55	(0.06)	0.25	0.07
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(0.07)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	0.07
Contract termination recoveries in excess of amounts that have or will impact net income	—	—	—	(0.10)
Transaction related expenses (4)	—	—	0.11	—
Restructuring costs (4)	0.14	—	0.13	—
Total adjusting items (2)	2.61	(0.68)	3.74	(2.22)
Adjusted net income (loss) per share	$0.88	$(0.86)	$7.33	$(3.95)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(3) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(4) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

9 |

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
Reported net (loss) income attributable to Delek	$(118.7)	$(13.4)	$257.1	$(128.3)
Interest expense, net	62.6	36.7	195.3	136.7
Income tax expense (benefit)	(43.6)	(3.0)	63.9	(42.0)
Depreciation and amortization	77.8	69.0	287.0	264.6
EBITDA attributable to Delek	(21.9)	89.3	803.3	231.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(17.2)	8.2	1.9	8.5
Other inventory impact (2)	193.6	(61.6)	331.1	(218.1)
Business Interruption insurance recoveries (2)	(5.2)	(9.9)	(31.1)	(9.9)
El Dorado refinery fire losses, net of related insurance recoveries	—	4.0	—	7.8
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	50.1	(5.5)	24.1	6.7
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(6.9)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	6.5
Contract termination recoveries in excess of amounts that have or will impact EBITDA	—	—	—	(20.9)
Transaction related expenses (2)	—	—	10.6	—
Restructuring costs (2)	12.5	—	12.5	—
Net income attributable to non-controlling interest	9.0	8.3	33.4	33.0
Total Adjusting items	242.8	(56.5)	382.5	(193.3)
Adjusted EBITDA	$220.9	$32.8	$1,185.8	$37.7
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA:
	Three Months Ended December 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$(39.1)	$90.7	$7.8	$(81.3)	$(21.9)
Adjusting items
Net inventory LCM valuation (benefit) loss	(17.1)	(0.1)	—	—	(17.2)
Other inventory impact (2)	193.6	—	—	—	193.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	38.7	—	—	0.3	39.0
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	11.1	—	—	—	11.1
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	49.8	—	—	0.3	50.1
Restructuring costs (2)	—	—	—	12.5	12.5
Business Interruption insurance recoveries (2)	(5.2)	—	—	—	(5.2)
Net income attributable to non-controlling interest	—	—	—	9.0	9.0
Total Adjusting items	221.1	(0.1)	—	21.8	242.8
Adjusted Segment EBITDA	$182.0	$90.6	$7.8	$(59.5)	$220.9

10 |

	Three Months Ended December 31, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated (1)
Segment EBITDA Attributable to Delek	$61.7	$67.9	$10.0	$(50.3)	$89.3
Adjusting items
Net inventory LCM valuation (benefit) loss	8.0	0.2	—	—	8.2
Other inventory impact (2)	(61.6)	—	—	—	(61.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(6.0)	—	—	—	(6.0)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.5	—	—	—	0.5
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.5)	—	—	—	(5.5)
El Dorado refinery fire losses	4.0	—	—	—	4.0
Business Interruption insurance recoveries (2)	(9.9)	—	—	—	(9.9)
Net income attributable to non-controlling interest	—	—	—	8.3	8.3
Total Adjusting items	(65.0)	0.2	—	8.3	(56.5)
Adjusted Segment EBITDA	$(3.3)	$68.1	$10.0	$(42.0)	$32.8

	Year Ended December 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$719.1	$304.8	$44.1	$(264.7)	$803.3
Adjusting items
Net inventory LCM valuation (benefit) loss	2.0	(0.1)	—	—	1.9
Other inventory impact (2)	331.1	—	—	—	331.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	8.1	—	—	—	8.1
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	16.0	—	—	—	16.0
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	24.1	—	—	—	24.1
Restructuring costs (2)	—	—	—	12.5	12.5
Transaction related expenses	—	10.6	—	—	10.6
Business Interruption insurance recoveries (2)	(31.1)	—	—	—	(31.1)
Net income attributable to non-controlling interest	—	—	—	33.4	33.4
Total Adjusting items	326.1	10.5	—	45.9	382.5
Adjusted Segment EBITDA	$1,045.2	$315.3	$44.1	$(218.8)	$1,185.8

11 |

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA (continued)
	Year Ended December 31, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated (1)
Segment EBITDA Attributable to Delek	$69.2	$258.0	$51.1	$(147.3)	$231.0
Adjusting items
Net inventory LCM valuation (benefit) loss	8.4	0.1	—	—	8.5
Other inventory impact (2)	(218.1)	—	—	—	(218.1)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.7	(0.3)	—	—	6.4
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.3	—	—	—	0.3
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	7.0	(0.3)	—	—	6.7
El Dorado refinery fire losses	7.8				7.8
Business Interruption insurance recoveries (2)	(9.9)	—	—	—	(9.9)
Non-cash change in fair value of S&O Obligation associated with hedging activities	(6.9)	—	—	—	(6.9)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	6.5	6.5
Contract termination recoveries in excess of amounts that have or will impact EBITDA	—	—	—	(20.9)	(20.9)
Net income attributable to non-controlling interest	—	—	—	33.0	33.0
Total Adjusting items	(211.7)	(0.2)	—	18.6	(193.3)
Adjusted Segment EBITDA	$(142.5)	$257.8	$51.1	$(128.7)	$37.7
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

12 |

Refining Segment Selected Financial Information	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 As Adjusted (2)	2022	2021 As Adjusted (2)
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	365	365
Total sales volume - refined product (average barrels per day ("bpd")) (1)	274,148	301,648	299,004	275,075
Total production (average bpd)	278,384	297,591	290,040	260,507

Crude oil	257,937	278,851	281,205	250,632
Other feedstocks	22,492	19,784	10,558	12,305
Total throughput (average bpd):	280,429	298,635	291,763	262,937

Total refining production margin per bbl total throughput	$15.68	$5.91	$18.22	$4.20
Total refining operating expenses per bbl total throughput	$5.35	$4.35	$5.53	$4.46

Total refining production margin ($ in millions)	$404.7	$162.2	$1,940.1	$403.3
Trading & supply and other ($ millions) (3)	(62.4)	(80.1)	(232.7)	(59.6)
Total refining segment adjusted gross margin ($ in millions) (2)	$342.3	$82.1	$1,707.4	$343.7

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	72.1%	68.4%	68.2%	69.6%
Gulf Coast Sweet Crude	5.9%	8.9%	7.8%	7.5%
Local Arkansas crude oil	4.2%	4.1%	4.1%	4.5%
Other	17.8%	18.6%	19.9%	18.4%

Crude utilization (% based on nameplate capacity)(6)	85.4%	92.3%	93.1%	83.0%

Tyler, TX Refinery
Days in period	92	92	365	365
Products manufactured (average bpd):
Gasoline	42,267	30,951	36,847	35,782
Diesel/Jet	32,487	23,606	31,419	27,553
Petrochemicals, LPG, NGLs	1,979	1,823	2,114	1,957
Other	1,771	1,288	1,825	1,503
Total production	78,504	57,668	72,205	66,795
Throughput (average bpd):
Crude oil	72,427	56,301	70,114	65,205
Other feedstocks	7,266	1,822	2,604	1,971
Total throughput	79,693	58,123	72,718	67,176

Tyler refining production margin ($ in millions)	$144.6	$35.1	$586.4	$116.6
Per barrel of throughput:
Tyler refining production margin	$19.72	$6.56	$22.09	$4.76
Operating expenses (4)	$3.64	$5.83	$5.24	$4.16
Crude Slate: (% based on amount received in period)
WTI crude oil	80.8%	95.1%	84.7%	90.8%
East Texas crude oil	18.0%	4.9%	15.0%	9.0%
Other	1.2%	—%	0.3%	0.2%

Capture Rate (5)	61.1%	37.5%	66.2%	28.6%
El Dorado, AR Refinery
Days in period	92	92	365	365
Products manufactured (average bpd):
Gasoline	38,119	43,834	38,738	32,004
Diesel	27,931	32,397	30,334	24,777
Petrochemicals, LPG, NGLs	1,102	1,506	1,255	1,078
Asphalt	7,310	8,083	7,782	6,352
Other	2,347	820	1,200	646
Total production	76,809	86,640	79,309	64,857
Throughput (average bpd):
Crude oil	72,862	79,994	76,806	62,067
Other feedstocks	5,106	7,022	3,646	3,580
Total throughput	77,968	87,016	80,452	65,647

13 |

Refining Segment Selected Financial Information (continued)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021 As Adjusted (2)	2022	2021 As Adjusted (2)
El Dorado refining production margin ($ in millions)	$107.4	$25.8	$458.2	$26.2
Per barrel of throughput:
El Dorado refining production margin	$14.97	$3.22	$15.60	$1.09
Operating expenses (4)	$4.72	$4.13	$4.61	$4.29
Crude Slate: (% based on amount received in period)
WTI crude oil	64.7%	43.3%	55.1%	49.0%
Local Arkansas crude oil	14.7%	14.7%	15.3%	18.5%
Other	20.6%	42.0%	29.6%	32.5%

Capture Rate (5)	46.4%	18.4%	46.8%	6.6%
Big Spring, TX Refinery
Days in period	92	92	365	365
Products manufactured (average bpd):
Gasoline	20,605	40,112	30,689	35,640
Diesel/Jet	12,815	27,580	22,125	25,284
Petrochemicals, LPG, NGLs	1,387	3,832	2,942	3,712
Asphalt	1,895	1,509	1,721	1,475
Other	1,887	1,369	1,481	1,404
Total production	38,589	74,402	58,958	67,515
Throughput (average bpd):
Crude oil	35,798	72,030	59,476	68,038
Other feedstocks	3,327	3,547	191	843
Total throughput	39,125	75,577	59,667	68,881

Big Spring refining production margin ($ in millions)	$49.7	$39.9	$420.1	$126.3
Per barrel of throughput:
Big Spring refining production margin	$13.80	$5.73	$19.29	$5.02
Operating expenses (4)	$10.50	$3.98	$7.48	$4.84
Crude Slate: (% based on amount received in period)
WTI crude oil	74.3%	77.3%	70.1%	71.0%
WTS crude oil	25.7%	22.7%	29.9%	29.0%

Capture Rate (5)	47.2%	33.3%	61.4%	30.2%
Krotz Springs, LA Refinery
Days in period	92	92	365	365
Products manufactured (average bpd):
Gasoline	41,073	33,679	34,370	26,170
Diesel/Jet	31,691	28,250	31,576	21,387
Heavy oils	5,323	599	2,418	719
Petrochemicals, LPG, NGLs	6,156	6,595	6,749	5,170
Other	238	9,759	4,458	7,895
Total production	84,481	78,882	79,571	61,341
Throughput (average bpd):
Crude oil	76,850	70,525	74,808	55,321
Other feedstocks	6,793	7,392	4,118	5,912
Total throughput	83,643	77,917	78,926	61,233

Krotz refining production margin ($ in millions)	$103.0	$61.5	$475.5	$134.2
Per barrel of throughput:
Krotz Springs refining production margin	$13.39	$8.58	$16.51	$6.00
Operating expenses (4)	$5.16	$3.85	$5.25	$4.55
Crude Slate: (% based on amount received in period)
WTI Crude	70.3%	64.7%	63.4%	65.3%
Gulf Coast Sweet Crude	19.6%	35.3%	29.8%	34.3%
Other	10.1%	—%	6.8%	0.4%

Capture Rate (5)	70.1%	77.3%	74.3%	63.0%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

14 |

(3)    Trading and supply activities include the employment of marketing uplift strategies and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations.
(4)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(5) Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(6) Crude throughput as % of total nameplate capacity of 302,000 bpd

Logistics Segment Selected Information	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	68,798	80,145	78,519	65,335
Refined products pipelines	35,585	66,632	56,382	48,757
SALA Gathering System	13,136	15,660	15,391	14,460
East Texas Crude Logistics System	25,154	18,499	21,310	22,647
Permian Gathering Assets (1)	191,119	83,353	128,725	80,285
Plains Connection System	234,164	133,281	183,827	124,025
Delaware Gathering Assets: (2)
Natural Gas Gathering and Processing (Mcfd) (3)	60,669	—	60,971	—
Crude Oil Gathering (average bpd)	91,526	—	87,519	—
Water Disposal and Recycling (average bpd)	80,028	—	72,056	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	64,825	55,755	66,058	68,497
Big Spring wholesale marketing throughputs (average bpd)	58,061	83,385	71,580	78,370
West Texas wholesale marketing throughputs (average bpd)	10,835	10,007	10,206	10,026
West Texas wholesale marketing margin per barrel	$3.62	$3.97	$4.15	$3.72
Terminalling throughputs (average bpd) (5)	127,277	124,476	132,262	138,301
(1) Formerly known as the Big Spring Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) 2022 volumes include volumes from June 1, 2022 through December 31, 2022.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Number of stores (end of period)	249	248	249	248
Average number of stores	249	248	249	248
Average number of fuel stores	244	243	244	243
Retail fuel sales (thousands of gallons)	41,523	42,303	170,668	166,959
Average retail gallons sold per average number of fuel stores (in thousands)	171	174	701	688
Average retail sales price per gallon sold	$3.37	$3.11	$3.76	$2.88
Retail fuel margin ($ per gallon) (1)	$0.32	$0.30	$0.33	$0.34
Merchandise sales (in millions)	$77.4	$75.5	$314.7	$316.4
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$1.3	$1.3
Merchandise margin %	32.1%	33.6%	33.3%	33.2%

15 |

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	(1.8)%	3.0%	2.5%	(5.3)%
Change in same-store merchandise sales	2.5%	0.7%	0.3%	(1.8)%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment Selected Financial Information and Other Reconciliation of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended December 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,096.6	$164.9	$217.2	$0.5	$4,479.2
Inter-segment fees and revenues	231.8	104.1	—	(335.9)	—
Total revenues	$4,328.4	$269.0	$217.2	$(335.4)	$4,479.2
Cost of sales	4,413.7	203.4	179.2	(344.4)	4,451.9
Gross margin	$(85.3)	$65.6	$38.0	$9.0	$27.3

	Three Months Ended December 31, 2021
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,820.8	$79.5	$207.1	$0.6	$3,108.0
Inter-segment fees and revenues	200.1	110.4	—	(310.5)	—
Total revenues	$3,020.9	$189.9	$207.1	$(309.9)	$3,108.0
Cost of sales	3,053.3	134.1	169.2	(324.0)	3,032.6
Gross margin	$(32.4)	$55.8	$37.9	$14.1	$75.4

	Year Ended December 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$18,730.9	$557.0	$956.9	$1.0	$20,245.8
Inter-segment fees and revenues	1,032.1	479.4	—	(1,511.5)	—
Total revenues	$19,763.0	$1,036.4	$956.9	$(1,510.5)	$20,245.8
Cost of sales	19,222.6	787.0	796.3	(1,484.7)	19,321.2
Gross margin	$540.4	$249.4	$160.6	$(25.8)	$924.6

16 |

	Year Ended December 31, 2021
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$9,564.9	$282.1	$797.4	$3.8	$10,648.2
Inter-segment fees and revenues	702.9	418.8	—	(1,121.7)	—
Total revenues	$10,267.8	$700.9	$797.4	$(1,117.9)	$10,648.2
Cost of sales	10,351.0	484.8	635.6	(1,085.9)	10,385.5
Gross margin	$(83.2)	$216.1	$161.8	$(32.0)	$262.7

Pricing Statistics	Three Months Ended December 31,		Year Ended December 31,
(average for the period presented)	2022	2021	2022	2021

WTI — Cushing crude oil (per barrel)	$82.82	$77.33	$94.62	$68.11
WTI — Midland crude oil (per barrel)	$82.64	$77.82	$94.38	$68.55
WTS -- Midland crude oil (per barrel)	$81.55	$76.86	$94.29	$68.29
LLS (per barrel)	$85.47	$78.38	$96.85	$69.60
Brent crude oil (per barrel)	$88.63	$79.65	$99.06	$70.96

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$32.25	$17.51	$33.36	$16.62
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$29.27	$17.21	$31.41	$16.62
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$19.11	$11.10	$22.21	$9.53

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.32	$2.22	$2.77	$2.02
Gulf Coast Ultra low sulfur diesel (per gallon)	$3.37	$2.32	$3.46	$2.02
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.66	$2.05	$2.90	$1.75
Natural gas (per MMBTU)	$6.09	$4.84	$6.54	$3.73
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of WTI Cushing crude, Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel, and for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of LLS crude oil, Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2022	2021 As Adjusted (1)	2022	2021 As Adjusted (1)
Gross margin	$(85.3)	$(32.4)	$540.4	$(83.2)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	147.8	123.9	604.7	437.8
Depreciation and amortization	53.5	49.7	205.1	198.7
Refining Margin	$116.0	$141.2	$1,350.2	$553.3
Adjusting items, after tax
Net inventory LCM valuation loss (benefit)	(17.1)	8.0	2.0	8.4
Other inventory impact	193.6	(61.6)	331.1	(218.1)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	49.8	(5.5)	24.1	7.0
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(6.9)
Total adjusting items	226.3	(59.1)	357.2	(209.6)
Adjusted Refining Margin	$342.3	$82.1	$1,707.4	$343.7
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

Calculation of Net Debt	December 31, 2022	December 31, 2021
Long-term debt - current portion	$74.5	$92.2
Long-term debt - non-current portion	2,979.2	2,125.8
Total long-term debt	3,053.7	2,218.0
Less: Cash and cash equivalents	841.3	856.5
Net debt - consolidated	2,212.4	1,361.5
Less: DKL net debt	1,653.6	894.7
Net debt, excluding DKL	$558.8	$466.8

Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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